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                                                                    EXHIBIT 7.3



                               FIRST AMENDMENT TO
                          HOLLYWOOD CASINO CORPORATION
                             VOTING TRUST AGREEMENT

         This First Amendment to Hollywood Casino Corporation Voting Trust Agreement ("First Amendment") is made and entered into by a between JILL PRATT LaFERNEY and JOHN R. PRATT ("Shareholders") and JACK E. PRATT, SR. ("Proxy").


                                    RECITALS

                  WHEREAS, Shareholders and Proxy entered into that certain Hollywood Casino Corporation Voting Trust Agreement dated effective December 29, 1998 (the "Agreement") proving for the assignment of Shareholder's voting rights to certain shares of common stock of Hollywood Casino Corporation ("Stock"), as is defined in the Agreement; and

                  WHEREAS, Shareholders and Proxy desire to amend the Agreement to provide for the extension of the Term in the Agreement.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, Shareholders and Proxy hereby agree to amend the Agreements as follows:

                                   AGREEMENTS

         1. Shareholders and Proxy hereby ratify and confirm the above Recitals. All defined terms used in this First Amendment shall have the same meaning assigned to them in the Agreement.

         2. The Agreement is amended by the deletion, additions or changes as follows:


                  a. The second paragraph on Page 1, and Section 13. Notices, the Shareholder's address is changed as follows:

                                              Jill Pratt LaFerney
                                                 5111 Park Lane
                                              Dallas, Texas 75220

                  b. Section 7. Effective Date/Term/Termination (a) is deleted and the following substituted therefor:


                           (a) Effective Date and Term. This Agreement shall become effective as of the date and year in the Agreement and shall continue until December 31, 2004, unless terminated



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                                    as provided in Paragraph 7(b) of this
                                    Agreement (the "Term").



                  c.       Exhibit "A" of the Agreement is amended as follows:

                           1. Jill Pratt LaFerney - 533,761 shares of the Class A Common Stock of Hollywood Casino Corporation.

                           2. John R. Pratt - 516,616 shares of the Class A Common Stock of Hollywood Casino Corporation.

         3. Except as amended in this First Amendment, the Agreement shall remain in full force and effect in accordance with its original terms.



         EXECUTED effective as of the 1st day of November, 2001.



WITNESS:


/s/ EVELYN JOHNSTONE                          /s/ JILL PRATT LAFERNEY
-----------------------------                 ---------------------------------
                                              Jill Pratt LaFerney, Shareholder



/s/ EVELYN JOHNSTONE                          /s/ JOHN R. PRATT
-----------------------------                 ---------------------------------
                                              John R. Pratt, Shareholder


/s/ EVELYN JOHNSTONE                          /s/ JOHN R. PRATT SR.
-----------------------------                 ---------------------------------
                                              Jack E. Pratt, Sr., Proxy





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